Exhibit 10.4

AMENDMENT TO LETTER AGREEMENT

This Amendment to Letter Agreement (this “Amendment”) is made as of May 29, 2013, by and between Robert Lane (“Employee”) and Emerge Energy Services GP, LLC.  Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Employment Agreement (as defined below).

The parties hereto acknowledge the following facts:

1.                                      Employee and Emerge Energy Services LP (the “MLP”) have entered into an employment offer letter, dated October 24, 2012 (the “Employment Agreement”).

2.                                      Pursuant to an Assignment and Assumption Agreement, dated as of March 4, 2013, the MLP assigned the Employment Agreement to Emerge Energy Services GP, LLC, effective as of the Effective Date (as defined therein).

3.                                      The parties hereto wish to amend certain terms of the Employment Agreement to revise the terms and conditions of the long-term incentive programs.

In connection therewith, the parties hereto hereby amend the Employment Agreement as follows, effective as of the date hereof:

1.                                      The fourth and fifth paragraphs of the Employment Agreement are hereby deleted and replaced in their entirety with the following:

“You will be eligible to participate in two long-term incentive programs (“LTICs”). The first LTIC will be based upon the actual amount of cash distributed by the MLP to its investors. Subject to your continued employment, in each of 2013, 2014 and 2015, you will be eligible to earn an annual cash bonus of up to $100,000 as long as the MLP’s regular annual distribution to unitholders for such year is at least equal to $58,049,200 (the “Threshold Distribution”), as may be adjusted by the Board of Directors in its discretion in the event of a change in capitalization or change in control transaction involving the MLP. This cash incentive will be calculated as soon as practicable following the end of each year and will vest in full, subject to your continued employment, on December 31, 2015, and will be paid in a single lump sum by March 15, 2016; provided that the 2013 Threshold Distribution level and any distribution incentive bonus earned with respect to calendar year 2013 will be pro-rated to reflect the partial year following the IPO.  The distribution incentive will be calculated according to the following schedule.

Actual MLP Annual Distribution Compared to Threshold Distribution	Annual Incentive
MLP annual distribution below Threshold Distribution	$0
0% to 15% greater than Threshold Distribution	$50,000
> 15% to 30% greater than Threshold Distribution	$75,000
> 30% greater than Threshold Distribution	$100,000

The second LTIC will be based on equity appreciation compared to MLP equity value at IPO.  Subject to your continued employment, in each of 2013, 2014 and 2015, you will be eligible to earn an annual cash bonus of up to $125,000 as long as the value of the common units trades at or above the IPO level. For each year, we will calculate the average daily trading value of the MLP common units for such year. This will be compared to the IPO value to determine the annual incentive. Unit values will be adjusted for splits, consolidations and other similar transactions.  This cash incentive will be calculated as soon as practicable following the end of each year and will vest in full, subject to your continued employment, on December 31, 2015, and will be paid in a single lump sum by March 15, 2016; provided that any equity value incentive bonus earned with respect to calendar year 2013 will be pro-rated to reflect the partial year following the IPO. The equity value incentive will be calculated according to the following schedule.

Equity Value Change	Annual Incentive
Below the IPO Value	$0
0% growth to 10%	$50,000
>10% to 20%	$75,000
>20% to 30%	$100,000
>30%	$125,000	”

2.                                      This Amendment shall be and, as of the date hereof, is hereby incorporated in and forms a part of, the Employment Agreement.

3.                                      Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

EMERGE ENERGY SERVICES GP, LLC

By:	/s/ Ted W. Beneski
Name: Ted Beneski
Title: Chairman of the Board

EMPLOYEE

/s/ Robert Lane
Robert Lane